BERRY PETROLEUM COMPANY

5201 Truxtun Avenue, Suite 300

Bakersfield, California 93309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 16, 2007

To the Shareholders of Berry Petroleum Company:

The Annual Meeting of Shareholders of Berry Petroleum Company will be held at the Four Points Sheraton Hotel Bakersfield at 5101 California Avenue, Bakersfield, California on Wednesday, May 16, 2007 at 10:00 a.m. (see map on back cover) for the following purposes:

1.	To elect a board of ten directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants; and

3.	To transact such other business as may be properly brought before the meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on March 19, 2007 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

YOU ARE INVITED TO ATTEND THIS MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, YOU ARE URGED TO PROMPTLY SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. YOU MAY ALSO VOTE YOUR PROXY BY EITHER CALLING THE TOLL FREE NUMBER 1-866-540-5760 OR VIA THE WEB SITE http://www.proxyvoting.com/bry SHOWN ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. IF YOU RETURN AN EXECUTED PROXY AND THEN ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY.

April 4, 2007

Bakersfield, California

By Order of our Board of Directors

Kenneth A. Olson
Corporate Secretary

Proxy Statement for the

Annual Meeting of Shareholders of

BERRY PETROLEUM COMPANY

To Be Held on Wednesday, May 16, 2007

Solicitation

This Proxy Statement is furnished by the Board of Directors of Berry Petroleum Company (respectively our Board and we, us or the Company) in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on May 16, 2007, or at any adjournment thereof (the Annual Meeting or Meeting) pursuant to the Notice of said Meeting. This Proxy Statement and the proxies solicited hereby are being first mailed to our shareholders on or about April 4, 2007.

SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR OTHERWISE VOTE YOUR PROXY VIA THE TELEPHONE OR INTERNET.

VOTING SECURITIES

March 19, 2007 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of March 19, 2007 there were 42,128,290 and 1,797,784 shares, respectively, of our Class A Common Stock (Class A Common Stock or Common Stock) and our Class B Stock (Class B Stock), par value $.01 per share, issued and outstanding, referred to collectively as the Capital Stock.

Our Certificate of Incorporation provides that, except for proposed amendments to our Certificate of Incorporation adversely affecting the rights of a particular class (which must be approved by the affected class voting separately), the Class A Common Stock and the Class B Stock will vote as a single class on all matters upon which the Capital Stock is entitled to vote. Each share of Class A Common Stock is entitled to one vote and each share of Class B Stock is entitled to 95% of one vote. The Certificate of Incorporation also provides for certain adjustments to the Capital Stock in the event a separate class vote is imposed by applicable law.

Holders of the Capital Stock are entitled to cumulative voting rights for election of our directors (Directors). Cumulative voting rights entitle a shareholder to cast as many votes as is equal to the number of Directors to be elected multiplied by the number of shares owned by such shareholder. A shareholder may cast all of such shareholder's votes as calculated above for one candidate or may distribute the votes among two or more candidates. If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee or nominee.

If you sign your proxy card or voting instruction card with no further instructions, Robert F. Heinemann or Kenneth A. Olson, or their successors, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting. Unless otherwise instructed, the shares represented by proxies will be voted in the discretion of the proxy holders so as to elect the maximum number of management nominees which may be elected by cumulative voting.

Cumulative voting applies only to the election of directors. For all other matters, each share of Common Stock outstanding as of the close of business on the Record Date is entitled to one vote and each share of Class B Stock is entitled to 95% of one vote as described below.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who may vote at the Annual Meeting?

Our Board has set March 19, 2007 as the record date for the Annual Meeting. If you were the owner of our Capital Stock at the close of business on March 19, 2007, you may vote at the Annual Meeting. Class A Common Stock shareholders are entitled to one vote for each share of Class A Common Stock held on the record date and Class B Stock shareholders are entitled to 95% of one vote for each share of Class B Stock held on the record date, including shares:

•	held directly in your name with our transfer agent as a "shareholder of record;" and

•	held for you in an account with a broker, bank or other nominee (shares held in "street name").

A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholders, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 5201 Truxtun Avenue, Suite 300, Bakersfield, California 93309, and at the time and place of the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A majority of our shares of Capital Stock outstanding as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 42,128,290 shares of our Class A Common Stock and 1,797,784 shares of Class B Stock outstanding. Your shares are counted as present at the Annual Meeting if you:

•	are present and vote in person at the Annual Meeting; or

•	have properly submitted your proxy card by mail or voted your proxy card by telephone or via the internet prior to the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

The items scheduled to be voted on at the Annual Meeting are:

•	the election of ten director nominees to our Board until the next annual meeting of shareholders, or until their respective successors are elected and qualified;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants; and

•	such other business as may be properly brought before the meeting or any adjournment thereof.

We are not currently aware of any other business to be acted upon at the Annual Meeting. If any other matters are properly submitted for consideration at the Annual Meeting, including any proposal to adjourn the Annual Meeting, the persons named as proxies shall vote the shares represented thereby in their discretion. Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of our Capital Stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.

How does our Board recommend that I vote?

Our Board recommends that you vote:

•	"FOR" the director nominees named in this Proxy Statement; and

•	"FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants.

How many votes are required to approve each proposal?

Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the ten nominees who receive the largest number of "FOR" votes cast will be elected as directors.

Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants requires a majority of the votes cast at the Annul Meeting.

How are votes counted?

You may either vote "FOR" or "WITHHOLD" authority to vote for our director nominees. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals to be presented at the Annual Meeting and set forth in the Notice of Annual Meeting of Shareholders. If you abstain from voting on these proposals, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will have the same effect as a vote against the proposal.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved. Broker non-votes occur when brokers do not receive voting instructions from their customers and the broker does not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, your broker may have authority to vote your shares on certain routine items but not on other items. Broker non-votes will not be counted for purposes of the election of directors or the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants.

The persons named as proxies are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted in accordance with the instructions given. If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendations of our Board.

How do I vote my shares without attending the Annual Meeting?

Whether you are a "shareholder of record" or hold your shares in "street name," you may direct your vote without attending the Annual Meeting in person. If you are a shareholder of record, you may vote by signing and dating your enclosed proxy card and mailing it in the postage-paid envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity. You may also vote by telephone or internet by following the instructions on the enclosed proxy card.

If your shares are registered in the name of a bank or a brokerage firm, you may be eligible to vote your shares electronically over the internet or by telephone. A large number of banks and brokerage firms participate in the ADP Investor Communications Services online program. This program provides eligible shareholders that hold shares in "street name" the opportunity to vote via the internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy materials will provide voting instructions. Eligible shareholders who elected to receive our Proxy Statement and Annual Report to Shareholders via the internet will be receiving an e-mail on or about April 5, 2007 with information explaining how to access Annual Meeting materials and instructions for voting. If you provide specific voting instructions by mail, telephone or the internet, your broker or nominee will vote your shares as you have directed.

How do I vote my shares in person at the Annual Meeting?

Even if you plan to attend the Annual Meeting, we encourage you to vote by signing, dating and returning the enclosed proxy card or otherwise to vote your proxy via the telephone or internet so your vote will be counted if you are unable to, or later decide not to, attend the Annual Meeting. If you are a shareholder of record, you may vote in person by marking and signing the ballot to be provided at the Annual Meeting. If you hold your shares in "street name," you must obtain a proxy in your name from your bank, broker or other shareholder of record in order to vote by ballot at the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a proxy card (or other voting instructions if your shares are held in street name) for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive or otherwise vote each proxy via the telephone or internet.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted by:

•	submitting a properly signed proxy card with a later date;

•

delivering a written notice of revocation bearing a later date than your proxy card to Berry Petroleum Company, 5201 Truxtun Avenue, Suite 300, Bakersfield, California 93309, Attention: Corporate Secretary; or

•	voting in person at the Annual Meeting.

Unless otherwise directed in the accompanying Proxy, persons named therein will vote "FOR" the election of the ten Director nominees listed under the Nominees for Election section below and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants. As to any other business that may properly come before the Meeting, the proxy holders will vote in accordance with the recommendation of our Board.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election

Our Directors are elected at each annual meeting of shareholders. At the Annual Meeting, ten Directors, constituting the authorized number of Directors, will be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Annual Meeting up to the number of authorized Directors will be elected.

The nominees for election as Directors at the Annual Meeting are set forth in the table below and are all incumbent Directors who were elected at the May 2006 Annual Meeting of Shareholders, except for Mr. Robinson who was appointed to our Board on August 4, 2006. The ages shown are as of December 31, 2006. Each of the nominees has consented to serve as a Director if elected. Unless authority to vote for any Director is withheld in a proxy, it is intended that each proxy will be voted "FOR" such nominees. In the event that any of the nominees for Director should, before the Meeting, become unable to serve, it is intended that shares represented by proxies, which are executed and returned, will be voted for such substitute nominees as may be recommended by our existing Board, unless other directions are given in the proxies. To the best of our knowledge, all the nominees will be available to serve.

YOUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL TEN DIRECTOR NOMINEES LISTED BELOW.

Nominee	Age	Position	Director Since
Martin H. Young, Jr.	54	Chairman of the Board and Director	1999
Robert F. Heinemann	53	President, Chief Executive Officer and Director	2002
Joseph H. Bryant	51	Director	2005
Ralph B. Busch, III	47	Director	1996
William E. Bush, Jr.	59	Director	1986
Stephen L. Cropper	56	Director	2002
J. Herbert Gaul, Jr.	63	Director	1999
Thomas J. Jamieson	63	Director	1993
J. Frank Keller	63	Director	2006
Ronald J. Robinson	60	Director	2006

Set forth below is information concerning each of the nominee Directors of the Company.

Mr. Young was named Chairman of the Board on June 16, 2004 and is a member of the Audit Committee. Mr. Young has been the Senior Vice President and Chief Financial Officer of Falcon Seaboard Diversified, Inc. (Falcon) and its predecessor companies, Falcon Seaboard Holdings, L.P. and Falcon Seaboard Resources, Inc. since 1992. Falcon is a private energy company involved in natural gas exploration and production, real estate and private investments. Mr. Young is also the Chairman of the Board of the Texas Mutual Insurance Company, the largest provider of workers’ compensation insurance in the State of Texas. Prior to his employment with Falcon, Mr. Young had 13 years of banking experience, the last 10 working for a major California bank as the Vice President/Area Manager for the corporate banking group.

Mr. Heinemann was named the President and Chief Executive Officer (hereinafter referred to as "CEO") on June 16, 2004 and was previously named the interim President and interim CEO on April 26, 2004 and the Chairman of the Board from April 1, 2004 until June 16, 2004. From December 5, 2003, to March 31, 2004, Mr. Heinemann was the Director designated to serve as the presiding Director at executive sessions of our Board in the absences of the Chairman and to act as liaison between the independent Directors and the CEO. From 2000 until 2002, Mr. Heinemann served as the Senior Vice President and Chief Technology Officer of Halliburton Company and as the Chairman of the Halliburton Technology Advisory Committee. He was previously with Mobil Oil Corporation (Mobil) where he served in a variety of positions for Mobil and its various affiliate companies in the energy and technical fields from 1981 to 1999, most recently as the Vice President of Mobil Technology Company and the General Manager of the Mobil Exploration and Producing Technical Center.

Mr. Bryant is a member of the Compensation Committee. Mr. Bryant is the Chairman and Chief Executive Officer of Cobalt International Energy, L.P. Mr. Bryant was the President and Chief Operating Officer for Unocal Corp. from September 2004 until September 2005 and was President of BP Angola from March 2000 until August 2004.

Mr. Busch is a member of the Compensation Committee and of the Corporate Governance and Nominating Committee. Prior to August 29, 2005, Mr. Busch also served on the Audit Committee. Mr. Busch is currently Executive Vice President and Chief Operating Officer for Aon Risk Services of Central California. Prior to his position with Aon Risk Services, Mr. Busch was President of Central Coast Financial from 1986 to 1993. Mr. Busch is a cousin to William E. Bush, Jr.

Mr. Bush is the Chairman of the Corporate Governance and Nominating Committee. Mr. Bush is a marketing consultant and private investor. Mr. Bush was formerly the Plant Manager of California Planting Cotton Seed Distributors from 1987 to 2000 and served for over 27 years in various management positions with other companies. Mr. Bush became a director of Eagle Creek Mining & Drilling (Eagle Creek) in 2003 and was previously a director of Eagle Creek from 1985 to 1998. Mr. Bush is a cousin to Ralph B. Busch, III.

Mr. Cropper is a member of the Audit Committee and served as its Chairman from June 2004 to May 2006. Mr. Cropper is a consultant and private investor. Mr. Cropper retired in 1998 after 25 years with The Williams Companies, most recently serving as the President and Chief Executive Officer of Williams Energy Services, which was involved in various energy related businesses. Mr. Cropper is also a director of three public entities, Sunoco Logistics Partners LP, Rental Car Finance Corp. and NRG Energy, Inc.

Mr. Gaul is the Chairman of the Audit Committee. Previously, Mr. Gaul was a member of, and served as Chairman, of the Corporate Governance and Nominating Committee. Mr. Gaul is a private investor. Mr. Gaul was the Chief Financial Officer for Gentek Building Products from 1995 to 1997 and served for over 25 years in senior treasury or finance positions with various other companies.

Mr. Jamieson is the Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Jamieson is the Chief Executive Officer, President, owner and founder of Jaco Oil Company since 1970. Jaco Oil Company, based in Bakersfield, California, is one of the largest independent gasoline marketers in the western United States. Mr. Jamieson is also the owner of several private businesses involved in the petroleum, real estate and water utility industries.

Mr. Keller is a member of the Corporate Governance and Nominating Committee. Mr. Keller is a private investor. In February 2006, Mr. Keller retired from Bill Barrett Corporation where he most recently served as the Vice Chairman of the Board and Chief Operating Officer. Mr. Keller was previously a co-founder of Barrett Resources Corporation in 1981 and served as Barrett Resources' Executive Vice President from 1983 until Barrett Resources was acquired in 2001. He has more than 25 years of experience in the oil and gas industry.

Mr. Robinson is a member of the Corporate Governance and Nominating Committee. Mr. Robinson is a private investor. Mr. Robinson is the Chairman and Chief Executive Officer of Knowledge Deployment Inc., which assists in the development of high technology startup entities. Mr. Robinson has over 30 years experience in the oil and gas industry, having served in various roles for Texaco, including his last position as the President of Texaco Technology Division. Following his tenure at Texaco, Mr. Robinson served as department head and the Albert B. Stevens Endowed Chair professor of the Harold Vance Department of Petroleum Engineering at Texas A&M University.

PROPOSAL NO. 2

Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm (Independent Auditors)

At its February 15, 2007 meeting, the Audit Committee recommended and approved the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (independent auditors) to examine our financial statements for the year ending December 31, 2007. Our Board unanimously agreed to the recommendation. We are seeking shareholder ratification of such action. In the event our shareholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may recommend the appointment of a different independent registered public accounting firm at any given time during the year if the Audit Committee determines that such a change would be in our best interest and in the best interest of our shareholders.

It is expected that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be available to make a statement or to respond to appropriate questions.

YOUR BOARD AND THE AUDIT COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS).

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers and other documents of interest are available at http://www.bry.com or by writing to us – Attention: Investor Relations. The contents of our website are not incorporated into this document.

Director Independence

In February 2007, our Board, upon recommendation of the Corporate Governance and Nominating Committee, amended our Director Independence Standards, originally adopted in February 2005. Our Director Independence Standards is available at http://www.bry.com or by writing to us – Attention: Investor Relations. The contents of our website are not incorporated into this document.

After careful review, our Board has determined that with the exception of Mr. Heinemann, the President and CEO, each of our current Directors (Mr. Joseph H. Bryant, Mr. Ralph B. Busch, III, Mr. William E. Bush, Jr., Mr. Stephen L. Cropper, Mr. J. Herbert Gaul, Jr., Mr. Thomas J. Jamieson, Mr. J. Frank Keller, Mr. Ronald J. Robinson and Mr. Martin H. Young, Jr.) standing for re-election has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning of our Director Independence Standards. All Board committees are entirely comprised of independent Directors. Prior to his retirement from our Board effective May 17, 2006, Mr. William F. Berry was determined to be independent within the meaning of our Director Independence Standards.

In reaching the findings of independence of the nine non-employee Directors, the Corporate Governance and Nominating Committee and our Board considered not only our categorical independence standards but each of the facts and circumstances of such nine Directors. Specifically with regard to the stock ownership by Mr. Bush and Mr. Busch, and the directorship by Mr. Bush of Eagle Creek Mining and Drilling Inc. (the parent company to S&D Supply Company) as described in related party transactions on page 36 of this Proxy Statement. Our Board considered the fact that our transactions with S&D Supply Company are done on a purchasing basis consistent with that used with all other vendors, are at prices competitive in the industry, and represent benefit to us in the availability of the equipment utilized by us particularly at a time of heavy competition for such equipment in the industry. The Board also considered the fact that these purchases represent less than 4% of our total purchases of such similar equipment and services, that this relationship between S&D Supply Company and us predates our formation in 1985, and that the relative ownership and relationship with Mr. Bush and Mr. Busch to Eagle Creek is a small minority of that company.

In considering the independence of Mr. Young, our Board considered the fact that Falcon Seaboard Investment Company, an affiliate of Falcon Seaboard of which Mr. Young serves as Chief Financial Officer and Senior Vice President, purchased a position in our 8.25% Senior Subordinated Notes in a transaction that did not involve the Company. These are publicly registered notes and Falcon and Mr. Young received no consideration from the Company in this matter. In fact, our Board encourages our Directors to not only own stock in the Company, but if they should see fit, to own other of our non-equity securities. The Board would not consider any such ownership as impairing a Director’s independence. The only non-equity securities currently are the Senior Subordinated Notes issued pursuant to the Form 425B5 filed October 19, 2006.

Nomination for Directors

Shareholder Nominees

If a shareholder wishes to recommend a nominee for our Board, the shareholder should write to our Corporate Secretary at:

Corporate Secretary

Berry Petroleum Company

5201 Truxtun Avenue, Suite 300

Bakersfield, CA 93309

Shareholders should specify the name and address of the nominee and the qualifications of such nominee for membership on our Board. All such recommendations will be brought to the attention of the Corporate Governance and Nominating Committee.

Evaluating Nominees for Director

Recommendations for open Board positions may come from a variety of sources including business contacts of current and former Directors or officers, or a professional search firm selected by the Corporate Governance and Nominating Committee and shareholder nominations. In evaluating such recommendations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, skills and experience on our Board. Each nominee will be considered based on the need or desire to fill existing vacancies, or to expand the size of our Board, and to select nominees that best suit our needs.

Director Qualifications

Director candidates will be evaluated based on criteria developed by the Corporate Governance and Nominating Committee from time to time for each individual vacancy. Qualifications that will be considered for all nominees include, but are not limited to:

•	the ability of the prospective nominee to represent the interests of our shareholders;
•	the prospective nominee’s personal and professional experiences and expertise;
•	the prospective nominee’s standards of integrity, commitment, independence of thought and judgment and avoidance of conflicts of interest; and
•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the performance of his or her duties.

Communications with our Board

Individuals may communicate with our Board by writing to:

Board of Directors

Berry Petroleum Company

5201 Truxtun Avenue, Suite 300

Bakersfield, CA 93309

Communications that are intended specifically for the independent Directors or the presiding Director should be sent to the address above to the attention of the Chairman of the Board. Personnel designated by us will review and create a log of all such correspondence that, in our opinion, deals with the functions of our Board or committees thereof. The Chairman of the Board periodically reviews the log of all such correspondence we receive and determines which items to bring to the attention of the full Board or to any particular Committee of our Board.

Additional Information Concerning Directors

From January 1, 2006 to December 31, 2006, non-employee Directors, excluding the Chairman of the Board, were paid a quarterly fee of $7,500, plus $1,200 per day for each Board meeting day attended and $1,200 per day for each committee meeting attended which is not held on the same day as a Board meeting. Effective January 1, 2007, non-employee Directors, excluding the Chairman of the Board, will be paid a quarterly fee of $10,000, plus $1,200 per day for each Board meeting day attended and $1,200 per day for each committee meeting attended which is not held on the same day as a Board meeting. From January 1, 2006 through December 31, 2006, the Audit Committee Chairman received an additional $2,500 per quarter and the Chairmen of the Compensation and Corporate Governance and Nominating Committees each received an additional $750 per quarter. Effective January 1, 2007, the Chairman of the Audit Committee receives an additional retainer of $3,750 per quarter, the Chairman of the Compensation Committee receives an additional retainer of $2,500 per quarter, and the Chairman of the Corporate Governance and Nominating Committee receives an additional retainer of $1,875 per quarter, each in addition to the meeting fees that are paid to other non-employee Directors. From January 1, 2006 to December 31, 2006, the Chairman of the Board received an annual Director’s fee of $125,000, in addition to the meeting fees that are paid to other non-employee Directors. Effective January 1, 2007, the Chairman of the Board receives an annual Director’s fee of $150,000 payable quarterly in addition to the meeting fees that are paid to other non-employee Directors. Mr. Heinemann as CEO, receives no further compensation as a Director. We reimburse all Directors for their reasonable expenses in connection with their activities as Directors. Non-employee Directors can elect to have their quarterly and meeting fees paid in cash, or defer payment until their resignation from our Board in an interest account or to a stock unit account which mirrors our Class A Common Stock under deferral provisions of the Non-Employee Directors Deferred Compensation Plan. See the Director Compensation table on page 31 of this Proxy Statement.

The 2005 Equity Incentive Plan which was approved by the shareholders in May 2005 allows for equity grants to Directors as recommended by the Compensation Committee and approved by our Board. Under the 2005 Equity Incentive Plan 10,000 options were granted to the non-employee Directors on December 15, 2006. The Option grants to non-employee Directors consisted of 10,000 options each on December 15, 2006 at an exercise price of $32.565, on December 15, 2005 at an exercise price of $30.645, and on December 2, 2004 at an exercise price of $21.77. The numbers for 2005 and 2004 set forth in the preceding sentence have been adjusted to reflect our two-for-one stock split effective May 17, 2006. Pursuant to the 2005 Equity Incentive Plan, the exercise price of the options granted in 2006 is the average of the high and the low market sales price on the date of the award. The exercise price of the options granted in 2004 and 2005, under our prior plan, is the closing market price on the date of the award. The maximum option exercise period is ten years from the date of the grant. The options issued to the Directors vest immediately. See page 32 of this Proxy Statement for a summary of the share holdings in the Company by our Directors.

At least annually, the Directors participate in the multi-day retreat to discuss our strategy and goals. Each Director’s spouse is invited to accompany the Director at this retreat at our expense. The cost to each Director of the spouse’s participation in the retreat along with the cost of any and all other perquisites paid to or on behalf of each Director was less than $10,000 for 2006.

MEETINGS AND COMMITTEES OF OUR BOARD

Our Board

Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all Board, committee and shareholders’ meetings. In 2006, our Board held sixteen meetings, and the Audit Committee held eleven meetings, the Compensation Committee held ten meetings, and the Corporate Governance and Nominating Committee held seven meetings. All of the nominees holding office attended at least 75% of our Board meetings and meetings of committees on which they were members. It is our policy that each member of our Board attend our annual meeting. All of our then Directors were present at the annual meeting held on May 17, 2006. Martin H. Young, Jr., the Chairman of the Board, has been chosen to be the presiding Director to preside over each executive session of the non-management Directors. In the event the Chairman of the Board is unavailable, the remaining independent Directors will select the independent Director to preside over the executive session of the non-management Directors.

Committees of our Board

Our Board has three standing committees to facilitate and to assist our Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. In accordance with the New York Stock Exchange Listing standards, all the committees are comprised solely of non-employee, independent Directors. Charters for each committee are available on our website at www.bry.com by first clicking on "Investor Center" and then "Corporate Governance".

The charter of each committee is also available in print to any shareholder who requests it. The table below shows current membership for each of the standing Board committees.

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Stephen L. Cropper	Joseph H. Bryant	Ralph B. Busch III
J. Herbert Gaul, Jr. *	Ralph B. Busch III	William E. Bush, Jr. *
Thomas J. Jamieson	Thomas J. Jamieson *	J. Frank Keller
Martin H. Young, Jr.		Ronald J. Robinson

* Committee Chairman

•	The Audit Committee

The Audit Committee has four members and met eleven times in 2006. The Committee is composed solely of non-employee Directors, all of whom our Board has determined are independent pursuant to the New York Stock Exchange rules. Our Board has also determined that each of Messrs. Cropper, Gaul, Jamieson and Young is an audit committee financial expert as defined in Item 407(d) of Regulation S-K and that each member of the Audit Committee is an independent director as defined in the Securities Exchange Act of 1934. Mr. Gaul currently serves as the Chairman of the Committee. The Audit Committee reviews, acts on and reports to our Board with respect to our auditing performance and practices, risk management, financial and credit risks, accounting policies, internal control, internal audit practices, tax matters, financial reporting and financial disclosure practices. The Committee is responsible for: 1) reviewing and selecting our independent registered public accounting firm, 2) reviewing the scope of the annual audit, 3) pre-approving the nature of non-audit services, 4) approving the fees to be paid to the independent registered public accounting firm, 5) reviewing the performance of our independent registered public accounting firm, 6) approving the outside accounting firms hired for special projects and internal audits and reviewing their reports, 7) reviewing our accounting practices and 8) performing any other tasks as described in the Audit Committee’s Charter. Our Board approved Charter of the Committee was last revised on February 16, 2007, is reviewed at least annually and is available at http://www.bry.com or by writing to us – Attention: Investor Relations. The contents of our website are not incorporated into this document.

•	The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of our Board consist of four members and met seven times in 2006. The Committee is composed solely of non-employee Directors, all of whom our Board has determined are independent pursuant to the New York Stock Exchange rules. Mr. Bush serves as Chairman of the Committee. The Corporate Governance and Nominating Committee is responsible for: 1) the development of governance guidelines and practices for the effective operation of our Board in fulfilling its responsibilities, 2) the review and assessment of the performance of our Board, 3) the nomination of prospective Directors for our Board of Directors and Board committee memberships and 4) performing any other tasks as described in the Corporate Governance and Nominating Committee Charter. We regularly monitor developments in the areas of corporate governance. Over the last two years, the Committee devoted extensive time and effort to the nomination process resulting in the election of three new Directors. Our Board approved Charter of the Corporate Governance and Nominating Committee was last revised on February 16, 2007 and is available at http://www.bry.com or by writing to us – Attention: Investor Relations. The contents of our website are not incorporated into this document.

•	The Compensation Committee

The Compensation Committee of our Board consists of three members and met ten times in 2006. The Committee is composed solely of non-employee Directors, all of whom our Board has determined are independent pursuant to the New York Stock Exchange rules. Mr. Jamieson serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for: 1) recommending to our Board total compensation for Executive Officers, including but not limited to, salaries, bonuses and all equity-based compensation, 2) evaluating, in conjunction with all the independent Directors, the performance of the CEO, 3) reviewing general plans of compensation and benefit programs for our employees, 4) recommending Director compensation, 5) reviewing and approving awards under our Incentive Compensation Plan and 6) performing any other tasks as described in the Compensation Committee’s Charter. In addition, the Compensation Committee is charged with the responsibility, subject to certain authority reserved to our Board, of administering our 2005 Equity Incentive Plan and the 1994 Stock Option Plan. Our Board approved Charter of the Compensation Committee was last revised on February 16, 2007 and is available at http://www.bry.com or by writing to us – Attention: Investor Relations. The contents of our website are not incorporated into this document.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy subject to the ultimate approval of our Board. While this analysis is primarily intended to discuss the 2006 executive compensation of the five named executive officers consisting of Mr. Heinemann, Mr. Goehring, Mr. Duginski, Mr. Anderson and Mr. Kelso (the “Executive Officers”), we have included discussion of our overall compensation program as the entire employee workforce is critical to our success. In our program there is natural linkage between compensation of our entire workforce, as primarily directed by our CEO, and the compensation of our Executive Officers.

The Committee ensures that the total compensation paid to the Executive Officers is fair, reasonable, competitive, and in our best interests. In carrying out its responsibilities, the Committee is authorized to engage outside advisors as the Committee deems appropriate. During 2006, the Committee utilized the services of Mercer Human Resources Consulting (“Mercer”) to obtain information and advice on compensation practices by an industry peer group, the makeup of which was pre-approved by the Committee and is described below. In addition, the Committee obtained the services of Deloitte Tax LLP to advise the Committee as to the current and projected costs of provisions of Mr. Heinemann’s amended employment agreement and the change of control severance protection agreements for the other officers.

When determining the compensation for the Executive Officers (excluding the CEO), the Committee consults with, and receives recommendations from, the CEO as to compensation for each of the Executive Officers (excluding the CEO). The CEO does not make recommendations concerning his own compensation.

Compensation Philosophy and Objectives

Our compensation philosophy is designed to support the overall objective of maximizing the return to our shareholders while maintaining a qualified workforce by:

•	attracting, developing, rewarding, and retaining highly qualified and productive individuals;
•	directly aligning compensation to both our performance and individual performance;
•	ensuring compensation levels that are externally competitive and internally equitable; and
•	encouraging executive stock ownership to enhance a mutuality of interest with our shareholders.

It is the Committee’s policy to provide incentives that promote both our short term and long term financial objectives that are appropriate to the nature of our assets. Base salary and short term incentive plan compensation are designed to reward achievement of short term objectives while the long term incentive compensation is intended to encourage employees, particularly executives, to focus on our long term goals. With the exception of our CEO, we do not have employment agreements (other than change in control agreements, discussed below) with any of our employees. As to any given individual, the factors considered in any compensation decisions include, but are not limited to, the complexity of that individual’s job, the person’s demonstrated contributions to our value, competitive pressures in the market place and his or her relative performance compared to their peers within the Company.

Setting Executive Compensation

Our Board has determined that it is in our best interest to maintain flexibility when establishing Executive Compensation due to the intense competition for people within our industry and the volatility of commodity prices not under our direct control. Consequently, we have not set standards for executive compensation on a year to year basis nor set standards for the amount of short term versus long term compensation. The Committee utilizes its own discretion and experience and, if utilized by the Committee, the input of outside advisors to recommend both Executive Officer compensation as well as Board compensation for ultimate approval by the Board. Additionally, the CEO, at least annually, presents to the Committee his views as to salary adjustments, bonus amounts, and equity grants (in the form of stock options and/or restricted stock units) for the Executive Officers (excluding himself) and other employees. After consulting with the CEO and any outside advisors that the Committee deems necessary, the Committee recommends to our Board the compensation it deems appropriate for the Executive Officers. Currently, all equity grants are ultimately reviewed and ratified by the Committee and the Board.

As noted above, it is our belief that the competitive environment, particularly for skilled and technically trained personnel, in the energy business today is unprecedented. Consequently, in 2006, the Committee retained the services of Mercer to augment the Committee’s own base of information on executive compensation. In addition, for non-executive employees, we participated in a series of compensation surveys and were able to draw upon the results of those surveys. Furthermore, we do our own internal analysis of the published compensation data of our peer group. The make up of that peer group was determined by the Committee in consultation with the CEO and with Mercer. The peer group consists of Bill Barrett Corp., Cabot Oil & Gas Corp., Cimarex Energy Co., Comstock Resources Inc., Denbury Resources Inc., Encore Acquisition Co., Forest Oil Corp., Houston Exploration Co., Petrohawk Energy Corp., Plains Exploration & Production Co., Quicksilver Resources Inc., Range Resources Corp., St. Mary Land & Exploration Co., Stone Energy Corp., Swift Energy Co., Whiting Petroleum Corp.

The Committee compares the competitive data for the base salary, short term incentive compensation and long term incentive compensation for each Executive Officer. When it is available, the data also is used to determine the relationship of cash compensation to equity compensation and the proration of the long term compensation between restricted share units and stock option grants. The Committee begins its comparisons of the competitive data at the 50th percentile of the peer group and then determines if individual performance warrants compensation awards above or below that level. The Committee recognizes that the public data available is fundamentally six months or more old and, therefore, is only a directional tool in making decisions on executive compensation, particularly in such a highly competitive environment.

The Committee and the Board believe that our compensation programs will continue to evolve as we grow and achieve our corporate strategies which are transforming our business. For example, in 2002 only 31% of the total employees at that time received long term incentive awards while in 2006, 45% of our total employees received long term incentive awards. This reflects our need to attract and retain critical new employees in competitive markets. It is also a manifestation of the Committee and the Board’s intent, in combination with the CEO, to broaden the participation of the employee base in our equity ownership. The basic tool used to encourage such participation is restricted share units, which are an important foundation of equity ownership that retain value in volatile commodity markets.

Elements of Executive Compensation Components

During fiscal year 2006, we compensated our Executive Officers with a compensation program composed of:

•	base salary,
•	short term incentive compensation plan,
•	long term incentive compensation,
•	401(k) excess matching,
•	executive life insurance, and
•	other personal benefits.

Base Salary. The Committee reviews each Executive Officer and certain other management employees’ salaries annually. In determining appropriate salary levels, the Committee considers the level and scope of responsibility, experience, our performance, individual performance relative to internal peers, as well as pay practices of other companies relating to executives of similar responsibility. By design, we strive to set executives’ salaries at or close to competitive market levels. For 2006, salaries paid to our Executive Officers accounted for the following percentages of their total compensation: Mr. Heinemann (15%), Mr. Goehring (30%), Mr. Duginski (28%), Mr. Anderson (34%) and Mr. Kelso (36%).

Short Term Incentive Compensation Plan. In February 2006, upon recommendation of the Committee and the CEO, our Board approved an incentive compensation program for 2006 for all our employees (“ICP”). All employees participate in the ICP which is intended to align employee incentives to achievement of our annual performance goals. A targeted, short term payout is determined and communicated to each employee during the first half of the year. This amount is directly dependent upon the individual’s position, responsibility, and ability to impact our operating and/or financial success. The actual short term incentive compensation received by an employee is a product of the targeted payout multiplied by a bonus percentage determined by regional and Company performance as determined under the ICP. External market data is reviewed periodically to determine the competitiveness of our incentive programs. Total payout under the ICP is currently limited to approximately 3.75% of our annual net income.

The ICP had five measures of performance and each measure of performance had (i) assigned a relative weight and (ii) threshold, target and maximum levels for the applicable year. The target measures of performance in 2006 were as follows:

Measure of Performance	Relative Weight	Metric Target
Profitability measured by net income	30%	$125,000,000
Growth measured by production (BOE/D)	30%	26,000
Increase in proved reserves (MMBOE)	10%	24.8
Operating expense (per barrel)	20%	$11.15
Finding and development costs (per barrel)	10%	$13.70

Where appropriate, metrics are broken down between our two principal regions, California and the Rocky Mountain/Mid-Continent regions, and also to Company support services. However, the Executive Officers are only measured based on our overall performance. Additionally, there is an overall modifier based on our environmental health and safety (“EHS”) performance.

In May 2006, Mr. Heinemann recommended and the Committee and our Board approved a modification of the ICP to apply only the production target and the EHS factor to all employees other than Executive Officers and the other officers, thereby significantly simplifying the ICP for the overall workforce. The ICP, as described above, was not changed for our Executive Officers and other officers. The Committee and the Board, with input from the CEO, do have the power to adjust the ICP over the course of the year. For example, these adjustments may be in response to competitive pressures that could cause a change in the total payout or the adjustments to ICP targets when events occur that could not be anticipated in the design of the ICP at the beginning of the year. These would include acquisitions completed over the course of the year or events outside our control such as refinery failures that impact our sales of oil and gas.

For 2006, based on the actual regional and Company performance against the metric targets of the ICP, the range of bonus percentages was from 84% to 106.5%. The applicable bonus percentages were then applied against an individual’s targeted bonus award. For Executive Officers the applicable percentage was 93%.

Awards under the ICP are paid to all employees, except the Executive Officers and other officers, at the end of January in the year following the applicable year. Executive Officers and other officers receive their awards under the ICP following our receipt of audited financials for the applicable year.

Long Term Incentive Compensation. Long term incentive compensation is awarded to employees that we must retain to accomplish our strategic goals over the longer term. As with base salary and short term incentive compensation, the value of long term awards is determined by several factors. These factors include our need to retain a specific employee, the employee's ability to add value to our enterprise and the competitive compensation data.

Since the shareholders’ approval of the 2005 Equity Incentive Plan, restricted share unit awards are the primary method used to provide equity grants for employees other than officers although a mix of both stock options and restricted share unit awards is sometimes considered. Restricted share units are aligned with our shareholder’s interest and provide retention value even in a low price commodity environment. Officers receive both types of awards although the majority of the value of the awards is in the form of stock options. It is our opinion that our Executive Officers and other officers have the highest opportunity, in comparison to other employees, to effectuate our achievement of our corporate strategies and that stock options are a more retentive form of equity award. We also perceive stock options by their very nature to be performance based.

Prior to the adoption of the 2005 Equity Incentive Plan, all equity awards were in the form of stock options as permitted by the prior plan. Under the 2005 Equity Incentive Plan, stock options are awarded at the average of the high and the low market sales price on the date of the award, while under the prior plan, the price was the closing market price on the date of the award. At the time the 2005 Equity Incentive Plan was adopted it was determined that using the average price on the date of the award was more appropriate than the closing price.

It is the determination of our Board that the most appropriate time for us to make awards under the 2005 Equity Incentive Plan is at the end of the calendar year, as has been our practice since 1987. It is the opinion of our Board that announcing the awards at that time provides the greatest incentive to the employees going into the beginning of the next calendar year. Our Board has mechanisms in place to assure itself as to the accuracy of the performance numbers used at that time as our Board historically has made its final decisions within the first half of the month of December. These stock options are priced on the date of our Board meeting at which the decision on the grants is made and for which the meeting date is generally set well in advance. Likewise, all other stock options that may be occasionally granted during the year for new hires or special retention awards, are priced on the date of grant. For 2006, the fair market value as determined under the Black-Scholes model, of awards made to our Executive Officers under the 2005 Equity Incentive Plan accounted for the following percentages of their total compensation: Mr. Heinemann (53%), Mr. Goehring (43%), Mr. Duginski (43%), Mr. Anderson (39%) and Mr. Kelso (40%).

At the conclusion of its consideration of our performance under the ICP, the Committee and then our Board considers the recommendation of the CEO as to the cash bonuses, equity awards and salary adjustments to be made, with particular emphasis on those for the officers. The CEO’s compensation is discussed within and solely determined by the independent Directors upon recommendation of the Committee and following review of the performance of the CEO.

2007 Compensation Program. The Committee and our Board are considering modifications to the ICP for 2007 and anticipate making a final decision in May of 2007. Like the 2006 ICP, the 2007 ICP will retain a substantial discretion in the Committee and the Board of Directors to modify the outcomes under the plan. Our Board’s intention is that the 2007 ICP contain factors that are closely aligned with the Company’s growth strategies and performance goals.

Perquisites and Other Personal Benefits. The Executive Officers are entitled to the same benefits coverage as all other employees such as health insurance, 125 Cafeteria Plan, reimbursement of ordinary and reasonable business expenses, and the like with the exception that the Executive Officers and other officers may also receive a monthly automobile allowance. In 2006, the total amount we paid for automobile allowances for the Executive Officers was $40,500.

Pursuant to the terms of our 2005 Equity Incentive Plan, each recipient of restricted stock units receives a payment, in conjunction with our payment of dividends, equal to the amount of dividends that would have been paid on the shares of our Common Stock had the restricted stock units been converted to Common Stock. In 2006, we incurred expenses of $42,421 for the Executive Officers for this benefit.

We also provide, for certain senior executives, an amount toward assisting those executives with financial planning services. In 2006 the allowed amount was $7,500 for Mr. Heinemann, $5,000 for each Executive Vice President and $2,500 for each Vice President. In 2006, the total amount we paid for financial planning services to the Executive Officers was $22,500. For 2007, the Board has authorized up to $150,000 to be used toward financial planning services companywide as well as for the Executive Officers with the amount to be ultimately allocated at the discretion of Mr. Heinemann.

Chief Executive Officer

Mr. Heinemann was named the President and CEO on June 16, 2004 and was previously named the interim President and interim CEO on April 26, 2004 and the Chairman of the Board from April 1, 2004 until June 16, 2004. From December 5, 2003, to March 31, 2004, Mr. Heinemann served as the Director designated to preside at executive sessions of our Board in the absences of the Chairman as well as to act as liaison between the independent Directors and the Chief Executive Officer. From 2000 until 2002, Mr. Heinemann served as the Senior Vice President and Chief Technology Officer of Halliburton Company and as the Chairman of the Halliburton Technology Advisory Committee. He was previously with Mobil Oil Corporation (Mobil) where he served in a variety of positions for Mobil and its various affiliate companies in the energy and technical fields from 1981 to 1999, most recently as the Vice President of Mobil Technology Company and the General Manager of the Mobil Exploration and Producing Technical Center. Mr. Heinemann has a BE and Ph.D in Chemical Engineering from Vanderbilt University, Nashville, Tennessee.

Upon Mr. Heinemann’s appointment as full time President and CEO in June 2004, we entered into a written Employment Agreement with Mr. Heinemann which provided for an initial base salary of $375,000 and specified Mr. Heinemann’s eligibility for discretionary annual bonuses. The term of the Agreement was for three years unless earlier terminated pursuant to its terms. In 2004, Mr. Heinemann received a signing bonus of $300,000 as well as a stock option grant of 100,000 stock options as an inducement for Mr. Heinemann to accept the position and in recognition of his foregoing other business opportunities.

Mr. Heinemann’s compensation incentives are primarily derived from short term incentive compensation and the 2005 Equity Incentive Plan. The ultimate value of the stock options and restricted stock units received and other equity incentives that may be granted in the future are directly related to our current and future stock performance.

In the spring of 2006 the increasing intensity of competition for qualified, experienced personnel in our industry particularly impacted us when two of our senior management officers left the Company to pursue other opportunities. These events caused Mr. Heinemann to spend even more time in our Denver office as that region was experiencing and continues to experience rapid growth and to reorganize our management structure. He also became even more involved in daily issues in both regions and restructured our compensation program in recognition of the fact that greatly expanded activity in the oil and gas industry driven by prolonged relatively high oil and gas commodity prices put pressure on us to retain our employees.

Given Mr. Heinemann’s experience and qualifications in upstream technology and oil and gas production and given his leadership qualities, Mr. Heinemann’s retention as President and CEO was deemed by our Board to be vital to the ongoing implementation of our long term strategies and in particular our growth activities in the Rocky Mountain/Mid-Continent region and the potential development of the diatomite resource in California. In recognition of these facts, as well as the fact that only approximately one year remained in the term of his employment agreement, it was the unanimous consensus of the independent Directors that it was prudent to enter into a new Amended and Restated Employment Agreement with Mr. Heinemann to ensure the continuity of his services. Our Board charged the Committee to begin to consider the variety of approaches to ensure Mr. Heinemann’s retention and to recognize his accomplishments to date and the additional efforts required to retain him.

Based on the experience and knowledge of members of the Committee, data generally available to us from industry surveys and input from outside experts, the Committee identified potential terms, including benefits that would be appropriate to offer to Mr. Heinemann. The Committee engaged the services of an outside tax consulting firm to provide calculations of the relative cost to us under various assumptions as directed by the Committee for the total compensation package, with particular focus on the cost of the change of control and the tax gross up provisions of a new contract with Mr. Heinemann.

On June 23, 2006, we entered into an Amended and Restated Employment Agreement with Mr. Heinemann (the “Amended and Restated Employment Agreement”) that amends and restates Mr. Heinemann's existing employment agreement. The Amended and Restated Employment Agreement extends the term of Mr. Heinemann's employment until January 31, 2010 and provides that we may annually elect to extend the term for an additional year by giving two years prior notice. It provides for an annual salary of $500,000 and eligibility for a discretionary annual bonus with a target of 100% of the base salary, provided that the bonus may range from 50% to 200% of the base salary (though in certain circumstances may be less) and a one-time grant of restricted stock units representing 161,300 shares of Common Stock which vests on January 31, 2010, assuming Mr. Heinemann's continuing service as CEO on that date. Effective January 2007, the Board raised Mr. Heinemann’s salary to $575,000 and on December 15, 2006 awarded him 175,000 options and 20,000 restricted stock units, each vesting over four years, in recognition of his performance in 2006. A cash bonus of $697,500 was paid to Mr. Heinemann in March 2007 for 2006 performance.

In the event we terminate Mr. Heinemann's employment without cause, or Mr. Heinemann terminates employment for good reason, Mr. Heinemann will be entitled to severance in an amount equal to two times his (1) annual base salary, (2) highest annual bonus in the last two years, and (3) our then maximum annual matching contribution to our 401(k) Plan, plus certain other benefits for a two year period. Mr. Heinemann's unvested stock options and restricted stock units will also fully vest upon such an event. He will also have additional time to exercise stock options granted under our 1994 Stock Option Plan.

In the event we terminate Mr. Heinemann's employment without cause, or Mr. Heinemann terminates employment for good reason within two years after (or in certain cases within six months before) a change in control, as defined, Mr. Heinemann will be entitled to the above benefits with respect to his stock options and restricted stock units, and enhanced severance representing three times (1) his annual base salary, (2) highest annual bonus in the last two years, and (3) our then maximum annual matching contribution to our 401(k) Plan, and to continue certain other benefits for a period of three years. We also agree to pay Mr. Heinemann for any taxes on “parachute payments” imposed as a result of the foregoing benefits. See page 26 of this Proxy Statement for a table that summarizes these benefits under certain assumptions.

If Mr. Heinemann resigns or if we terminate his employment for cause, Mr. Heinemann is not eligible for any separation benefits and will forfeit all unvested stock options and restricted share units when his employment ends. The independent Directors acted unanimously to approve the Amended and Restated Employment Agreement, including the concurrent restricted stock unit grant, upon the recommendation of the Committee, and as an inducement and incentive to Mr. Heinemann to continue in his employment with us and likewise unanimously approved the compensation awards to him based on 2006 performance.

When Mr. Heinemann was recruited to join our Board, he maintained his residence in Texas. When his role expanded with us, first as interim CEO, and then as President and CEO, being able to maintain his residence in Texas was a condition of his employment. Our Board readily accepted that condition when balanced against all of the other significant attributes Mr. Heinemann brought to the CEO position. A great deal of travel is required as part of the performance of our CEO’s position whether to corporate headquarters in Bakersfield, California, to the regional office in Denver, Colorado or to tour our properties now located in multiple locations over many states. In addition, travel is required to meet with Directors in their various states of residence and with a wide variety of third parties including investors in our stock and notes located throughout the United States.

Travel to many of our locations is difficult on a commercial basis, and ultimately, in order to maximize Mr. Heinemann’s and other executives’ productivity, we began using chartered aircraft, commencing in 2005. In 2006, our Board evaluated the use of chartered aircraft and determined that it was in our best interests, both from an efficiency and an economic perspective, that we purchase our own corporate aircraft which we did in July 2006. An aircraft-use policy was adopted which placed certain restrictions on the use of the aircraft and certain protocols to ensure safety considerations at all times and to avoid non-prior approved personal use. In December 2006, we sold the aircraft and leased back the aircraft in an agreement with the purchaser. The aggregate incremental cost to us for Mr. Heinemann’s non-business, primarily commuter, use of our chartered, owned or leased aircraft in 2006, was $234,562. To the extent that any of the cost for travel is deemed to be taxable income to Mr. Heinemann under the tax laws, Mr. Heinemann pays those taxes on such deemed income.

Other Executive Officers Compensation

Other than the Severance Protection Agreements described below, we have no employment agreements with our other Executive Officers. See the Summary Compensation Table on page 20 of this Proxy Statement for compensation descriptions for our Executive Officers.

Change of Control Agreements

Since the late 1980s, we have provided salary continuation agreements for certain of our executives which provided for a multiple from two times to one half times the executive’s salary and bonus, as defined, in the event of a defined change of control. These contracts are generally known as “single trigger” in that the payment was due without regard to future status of employment of that executive in the event that the change of control occurred. As part of the execution of the Amended and Restated Employment Agreement with Mr. Heinemann in June 2006, his salary continuation agreement was terminated and replaced by a provision that would pay Mr. Heinemann three times his compensation as described above, but would only be paid in the event there was both a change of control and either Mr. Heinemann was terminated or he resigned for good reason as defined. This approach is known as a “double trigger.”

On August 22, 2006, upon recommendation of the Committee, our Board authorized a plan pursuant to which we would enter into a Change in Control Severance Protection Agreement (“Severance Protection Agreement”) in an approved form with each of our Executive Vice Presidents, Vice Presidents, the Controller, the Treasurer and the Corporate Secretary. The form of Severance Protection Agreement provides for payment of severance to the executive upon the termination of the executive's employment without cause or the resignation of employment by the executive for good reason, in either case within two years after a change in control of Berry. These Agreements are designed to attract and retain executives as we compete for talented employees in an environment where such protections are routinely provided.

For the Executive Vice Presidents, the severance will be in an amount equal to two and one half times (1) annual base salary, (2) highest annual bonus in the last two years, (3) our then maximum annual matching contribution to our 401(k) Plan, and (4) the executive's car allowance, if any. For Vice Presidents, the severance will be in an amount equal to two times the foregoing amounts, and for the Controller, Treasurer and Corporate Secretary, the payment will be in an amount equal to one and one half times the foregoing amounts. Such amounts will include any annual bonus earned by the executive for the calendar year in which a qualifying termination occurs, and no separate bonus will be paid. The form of Severance Protection Agreement also provides that we will, upon a qualifying termination, continue to pay the portion of the premium for the executive's health coverage that we paid before the qualifying termination, and continue to pay for term life insurance coverage at the level in effect before the qualifying termination, for a number of years equal to the compensation multiple approved for the executive. In addition, the form of Severance Protection Agreement provides that all unvested stock options and restricted stock units will fully vest upon a qualifying termination, and the executive will have additional time to exercise stock options granted under our 1994 Stock Option Plan. The form of Severance Protection Agreement also provides that we will pay the executive for any taxes on “parachute payments” imposed as a result of the foregoing benefits. The Committee and our Board believe that having these Severance Protection Agreements in place is an important retention incentive for our officers.

Upon execution by each of Mr. Goehring, Mr. Duginski, Mr. Crawford, and Mr. Olson of their respective double trigger Severance Protection Agreements, the prior single trigger salary continuation agreements were terminated for these officers. See “Potential Payments Upon Termination or Change in Control” on pages 25 through 30 for an analysis of the Severance Protection Agreements under described assumptions.

Compliance with Section 162(m) of the Internal Revenue Code

Our policy with respect to compensation paid to our Executive Officers is, to the extent possible, to deduct compensation that qualifies under Section 162(m) of the IRC, as amended, as an expense. Section 162(m) of the IRC and related Treasury Department regulations restrict deductibility of executive compensation paid to our CEO and each of the four other most highly compensated Executive Officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the IRC to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences, including but not limited to tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof) that are beyond our control or the Committee’s control. In addition, the Committee and our Board believe that it is important to retain maximum flexibility in designing compensation programs that meet our stated objectives and fit within the Committee’s guiding principles. For all of the foregoing reasons, the Committee, while considering tax deductibility as one of our factors in determining compensation, has not and will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation that preserve deductibility, consistent with our compensation goals.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of our Board of Directors

March 20, 2007	Thomas J. Jamieson (Chairman)	Ralph B. Busch III
Joseph H. Bryant

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned by each of the following Executive Officers for the fiscal year ended December 31, 2006. With the exception of Mr. Heinemann, our President and CEO, we have not entered into an employment agreement with any of the Executive Officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Robert F. Heinemann President and Chief Executive Officer	2006	$ 490,000	$697,500	$ -	$1,730,470	$ -	$ -	$ 337,851(4)	$3,255,821
Ralph J. Goehring Executive Vice President and Chief Financial Officer	2006	$ 248,958	$170,888	$ -	$ 350,693	$ -	$ -	$ 50,006	$ 820,545
Michael Duginski Executive Vice President of California Production and Corporate Development	2006	$ 248,542	$218,550	$ -	$ 384,221	$ -	$ -	$ 47,531	$ 898,844
Daniel G. Anderson Vice President of Mid-Continent and Rocky Mountain Region	2006	$ 191,250	$111,600	$ -	$ 216,636	$ -	$ -	$ 36,800	$ 556,286
Bruce S. Kelso Vice President of Mid-Continent and Rocky Mountain Region	2006	$ 191,250	$ 93,000	$ -	$ 216,636	$ -	$ -	$ 36,800	$ 537,686

(1)

The amounts shown in column (d) reflect the dollar amount of the bonus declared by our Board in December 2006 and paid in March 2007 to the Executive Officers pursuant to our Incentive Compensation Plan which is discussed in further detail on page 14 under the heading "Short Term Incentive Compensation Plan".

(2)

The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards (SFAS) 123(R), Share-Based Payment of stock option and stock unit awards pursuant to our 2005 Equity Incentive Plan and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount under the Black Scholes method are included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007. The assumed value of the stock option award to Executive Officers made at December 15, 2006 was $11.11 per share of the award. In addition, a stock option award was made on March 22, 2006 to two Executive Officers and the assumed value of that grant was $11.73 per share of the award.

(3)	The amount shown in column (i) reflects for each Executive Officer:
	•	Matching contributions for each of the Executive Officers pursuant to our 401(k) Thrift Plan;

o	The 401(k) match for 2006 was $17,587 for Mr. Heinemann, $17,533 for Mr. Goehring, $17,600 for Mr. Duginski, $15,300 for Mr. Anderson and $15,300 for Mr. Kelso.
•	The amount paid to each Executive Officer as an 401(k) excess match allowance as more fully described under the heading "Perquisites and Other Personal Benefits";
o	The amount paid for the 401(k) excess match for 2006 was $15,281 for Mr. Heinemann, $2,973 for Mr. Goehring, $431 for Mr. Duginski, $0 for Mr. Anderson and $0 for Mr. Kelso.
•	The value attributable to life insurance benefits provided pursuant to our executive life insurance program more fully described under the heading "Perquisites and Other Personal Benefits";
o	The Executive Life Insurance compensation for 2006 was $25,000 for Mr. Heinemann, $12,500 for Mr. Goehring, $12,500 for Mr. Duginski, $8,500 for Mr. Anderson and $8,500 for Mr. Kelso.
•	The amount paid to the Executive Officer for financial planning services as more fully described under the heading "Perquisites and Other Personal Benefits";
o	The amount paid for financial planning services for 2006 was $7,500 for Mr. Heinemann, $5,000 for Mr. Goehring, $5,000 for Mr. Duginski, $2,500 for Mr. Anderson and $2,500 for Mr. Kelso.
•	The amount paid to each Executive Officer as an auto allowance as more fully described under the heading "Perquisites and Other Personal Benefits";
o	The amount paid for the auto allowance for 2006 was $4,500 for Mr. Heinemann, $9,000 for Mr. Goehring, $9,000 for Mr. Duginski, $9,000 for Mr. Anderson and $9,000 for Mr. Kelso.
•

The amount paid to each Executive Officer as dividend equivalents on the shares of restricted stock units that were outstanding as more fully described under the heading "Perquisites and Other Personal Benefits";

o	The amount paid as dividend equivalents for 2006 was $33,421 for Mr. Heinemann, $3,000 for Mr. Goehring, $3,000 for Mr. Duginski, $1,500 for Mr. Anderson and $1,500 for Mr. Kelso.

(4)	In addition to the items noted in footnote (3) above, the amount in (j) for Mr. Heinemann reflects:

•

The cost attributable to Mr. Heinemann for 2006 in the amount of $234,562 relating to non-business, primarily commuter, use of charter aircraft and for our corporate aircraft, including related travel expenses;

o

The aggregate incremental cost of Mr. Heinemann's non-business, primarily commuter, use of the corporate aircraft is determined on a per flight basis and includes the cost of actual fuel used, the hourly cost of aircraft maintenance for the applicable number of flight hours, landing fees, trip related hangar and parking cost, crew expenses and other variable costs specifically incurred.

GRANTS OF PLAN BASED AWARDS

The following table summarizes the Option and Restricted Stock Unit Awards Granted during the fiscal year ended December 31, 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (1) ($)	Tar get (1) ($)	Maximum (1) ($)	Threshold (1) ($)	Tar get (1) ($)	Maximum (1) ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (3) (#)	Exercise or Base Price of Option Awards (4) ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Robert F. Heinemann	6/23/2006	-	-	-	-	-	-	161,300 (5)	-	-	$4,822,064
	12/15/2006	-	-	-	-	-	-	20,000	175,000	$32.565	$2,595,550

Ralph J. Goehring	12/15/2006	-	-	-	-	-	-	10,000	40,000	$32.565	$770,050

Michael Duginski	12/15/2006	-	-	-	-	-	-	10,000	56,000	$32.565	$947,810

Daniel G. Anderson	12/15/2006	-	-	-	-	-	-	7,000	20,000	$32.565	$450,155
	3/22/2006	-	-	-	-	-	-	-	40,000	$34.06	$469,200

Bruce S. Kelso	12/15/2006	-	-	-	-	-	-	5,000	16,000	$32.565	$340,585
	3/22/2006	-	-	-	-	-	-	-	40,000	$34.06	$469,200

(1) Our 2005 Equity Incentive Plan does not lock in the amount of Non-Equity Incentive Plan Awards and therefore no amounts are shown in these columns.

(2) The amounts shown in column (i) reflect the amount of stock units granted to the Executive Officer pursuant to our 2005 Equity Incentive Plan.

(3) The amounts shown in column (j) reflect the number of stock options granted to the Executive Officer pursuant to our 2005 Equity Incentive Plan on December 15, 2006 and stock options were also granted to two of our Executive Officers on March 22, 2006.

(4) The price reflected in this column is the average of the high and low stock price on the date our Board approved the grants.

(5) Mr. Heinemann was awarded these stock units upon the execution of his Amended and Restated Employment Agreement with us on June 23, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the Outstanding Equity Awards as of the fiscal year ended December 31, 2006.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) #	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert F. Heinemann	-	175,000	-	$32.565	12/14/2016	20,000	$ 621,300	-	-
	37,500	112,500	-	$30.645	12/14/2015	15,000	$ 465,975	-	-
	-	-	-		$6/22/2016	161,300(3)	$5,010,785	-	-
	65,000	65,000	-	$21.58	11/22/2014	-	-	-	-
	100,000	100,000	-	$14.375	6/15/2014	-	-	-	-

Ralph J. Goehring	-	40,000	-	$32.565	12/14/2016	10,000	$ 310,650	-	-
	10,000	30,000	-	$30.645	12/14/2015	7,500	$ 232,988	-	-
	35,000	35,000	-	$21.58	11/22/2014	-	-	-	-
	45,000	15,000	-	$9.97	12/5/2013	-	-	-	-
	30,000	-	-	$ 8.25	12/6/2012	-	-	-	-
	10,000	-	-	$8.15	12/7/2011	-	-	-	-
								-	-
Michael Duginski	-	56,000	-	$32.565	12/14/2016	10,000	$ 310,650	-	-
	12,500	37,500	-	$30.645	12/14/2015	7,500	$ 232,988	-	-
	35,000	35,000	-	$21.58	11/22/2014	-	-	-	-
	45,000	15,000	-	$9.97	12/5/2013	-	-	-	-
	30,000	-	-	$8.25	12/6/2012	-	-	-	-
	20,000	-	-	$7.445	2/1/2012	-	-	-	-
								-	-
Daniel G. Anderson	-	20,000	-	$32.565	12/14/2016	7,000	$ 217,455	-	-
	-	40,000 (4)	-	$34.06	3/21/2016	-	-	-	-
	5,000	15,000	-	$30.645	12/14/2015	3,750	$ 116,494	-	-
	15,000	15,000	-	$21.58	11/22/2014	-	-	-	-
	2,000	1,000	-	$9.97	12/5/2013	-	-	-	-
	5,000	5,000	-	$8.95	8/23/2013	-	-	-	-

Bruce S. Kelso	-	16,000	-	$32.565	12/14/2016	5,000	$ 155,325	-	-
	-	40,000 (4)	-	$34.06	3/21/2016	-	-	-	-
	5,000	15,000	-	$30.645	12/14/2015	3,750	$ 116,494	-	-
	7,500	15,000	-	$21.58	11/22/2014	-	-	-	-
	1,000	1,000	-	$9.97	12/5/2013	-	-	-	-
	5,000	5,000	-	$8.95	8/23/2013	-	-	-	-

(1)	All of the Stock Units listed vest at a rate of 25% per year over the first four years of the term of the stock unit, except for item (2) below.
(2)	The Fair Market Value of the Stock Awards is based on the average of the high and low prices for the last trading day of 2006 of $31.065 per share of the award.

(3)	This Stock Unit vests 100% in one installment on January 31, 2010, provided Mr. Heinemann continues to serve as our CEO on such date, or earlier on certain conditions.

(4)	These Options vests 100% in one installment on March 22, 2009.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes the Option Exercises and Restricted Stock Units Awards that vested for the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
(a) Name	(b) Number of Shares Acquired on Exercise (#)	(c) Value Realized on Exercise	(d) Number of Shares Acquired on Vesting	(e) Value Realized on Vesting ($) (1)
Robert F. Heinemann	-	$ -	5,000	$ 162,825
Ralph J. Goehring	50,000	$ 1,281,591	2,500	$ 81,413
Michael Duginski	-	$ -	2,500	$ 81,413
Daniel G. Anderson	5,000	$ 130,675	1,250	$ 40,706
Bruce S. Kelso	8,500	$ 129,933	1,250	$ 40,706

(1) The Restricted Stock Units reflected in this table granted to the Executive Officers vests 25% per year on the anniversary date of the grants. This column reflects the value of the awards that vested on December 15, 2006 at the Fair Market Value price of $32.565, which was the average of the high and low stock price on that date as reported by the New York Stock Exchange, times the number of shares acquired on vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As discussed in the section “Change of Control Agreements” we have entered into agreements with our Executive Officers that provides for the payments of benefits in the event that such Executive Officer’s employment is terminated for a specified reason. The tables set forth below outline the potential payment to each of our Executive Officers upon the occurrence of certain specified assumed termination events.

When calculating the potential benefits to be paid, we have relied on the following assumptions, some of which are required by SEC regulations:

1. We experienced a change in ownership or effective control (as considered under IRC Section 280G) on December 29, 2006, the last business day of our last completed fiscal year. Such event did not actually occur.

2. The closing market stock price of the Class A Common Stock as of December 29, 2006 which was $31.01.

3. Each Executive Officer’s base amount was calculated using W-2, Box 1 compensation history amounts for the 2002 through 2006 calendar years. We annualized partial year compensation based on the date the Executive Officer commenced services for us and any extraordinary one time payments in the year such services commenced.

4. The 120% semi-annual applicable federal rates for December 2006 which were as follows: 5.89% (short-term); 5.62% (mid-term); and 5.81% (long-term).

5. The applicable tax rates for purposes of computing the IRC Section 4999 excise tax gross-up were as follows: 35% (Federal); 10.3% (CA state); 4.63% (CO state); 0% (TX state); 1.45% (Medicare), and 20% (IRC Section 4999).

6. Each Executive Officer terminated employment with us on December 29, 2006. Such event did not actually occur.

26

Robert F. Heinemann

The following table shows the potential payments upon termination or a change of control for Robert F. Heinemann, our CEO. Per Mr. Heinemann's Amended and Restated Employment Agreement, if we terminate Mr. Heinemann's employment without cause, or Mr. Heinemann terminates employment for good reason, he is entitled to severance in an amount equal to two times (1) his annual base salary, (2) the highest annual bonus in the last two years, and our then maximum annual matching contribution to our 401(k) Plan, plus certain other benefits for a period of two years. Mr. Heinemann's unvested stock options and restricted stock units will also fully vest upon such an event, and he will have additional time to exercise stock options granted under our 1994 Stock Option Plan.

Per Mr. Heinemann's Amended and Restated Employment Agreement, if we terminate Mr. Heinemann's employment without cause, or Mr. Heinemann terminates employment for good reason within two years after (or in certain cases within six months before) a change in control, as defined, he is entitled to the above benefits with respect to his stock options and restricted stock units and enhanced severance in an amount equal to three times (1) his annual base salary, (2) the highest annual bonus in the last two years, and (3) our then maximum annual matching contribution to our 401(k) Plan, plus certain other benefits for a period of three years. We also agree to pay Mr. Heinemann for any taxes on “parachute payments” imposed as a result of the foregoing benefits. Mr. Heinemann's unvested stock options and restricted stock units will also fully vest upon such an event.

Executive Benefit and Payments Upon Termination	Voluntary Termination	For Cause Termination	Early Retirement	Normal Retirement	Termination Without Cause or with Good Reason (Without Change-in-Control)	Termination Without Cause or with Good Reason (With Change-in-Control)	Death or Disability
Compensation:
Base Salary	$ -	$ -	$ -	$ -	$ 1,000,000	$ 1,500,000	$ -
Short Term Incentive	-	-	-	-	1,000,000	1,500,000	-
Long Term Incentives	-	-	-	-	-	-	-
Long Term Incentive Plan:
Stock Options Unvested and Accelerated	-	-	-	-	2,317,513	2,317,513	2,317,513
Restricted Stock Unvested and Accelerated	-	-	-	-	6,087,263	6,087,263	6,087,263
Benefits and Perquisites:
Stock Option Life Extension	-	-	-	-	0 - 179,378	0 - 179,378	-
401(k) Plan Match Contribution	-	-	-	-	80,000	120,000	-
Car Allowances	-	-	-	-	18,000	27,000	-
Welfare Benefit Continuation	-	-	-	-	13,872	13,872	-
Life Insurance Premium	-	-	-	-	50,000	75,000	-
Tax Gross-Up on Perquisites	-	-	-	-	-	-	-
280 Tax Gross-Up Severance (1)	-	-	-	-	-	3,092,390 -3,282,738	-
Total	$ -	$ -	$ -	$ -	$ 10,566,648 $ 10,746,026	$ 14,733,038 -$ 15,102,764	$ 8,404,776

(1)    The five years of compensation data used for the 280 Tax Gross-Up Severance was for the calendar years of 2002 through 2006. Had the calendar years of 2001 through 2005 been used - the 280 Tax Gross-Up Severance amounts would have changed from the numbers shown in the table to a range of $3,189,170 to $3,379,518.

Ralph J. Goehring

The following table shows the potential payments upon termination or a change of control for Ralph J. Goehring, our Executive Vice President and Chief Financial Officer. Per Mr. Goehring's Severance Protection Agreement, if we terminate employment for good reason or Mr. Goehring terminates employment for good reason within two years after a change in control, as defined, he is entitled to severance in an amount equal to two and one-half times (1) his annual base salary, (2) the highest annual bonus in the last two years, and our then maximum annual matching contribution to our 401(k) Plan, plus certain other benefits for a period of two and one-half years. Mr. Goehring's unvested stock options and restricted stock units will also fully vest upon such an event.

Executive Benefit and Payments Upon Termination	Voluntary Termination	For Cause Termination	Early Retirement	Normal Retirement	Termination Without Cause or with Good Reason (Without Change-in-Control)	Termination Without Cause or with Good Reason (With Change-in-Control)	Death or Disability
Compensation:
Base Salary	$ -	$ -	$ -	$ -	$ -	$ 625,000	$ -
Short Term Incentive	-	-	-	-	-	463,750	-
Long Term Incentives	-	-	-	-	-	-	-
Long Term Incentive Plan:
Stock Options Unvested and Accelerated	-	-	-	-	-	656,600	-
Restricted Stock Unvested and Accelerated	-	-	-	-	-	542,675	-
Benefits and Perquisites:
Stock Option Life Extension	-	-	-	-	-	0 - 75,217	-
401(k) Plan Match Contribution	-	-	-	-	-	50,000	-
Car Allowances	-	-	-	-	-	22,500	-
Welfare Benefit Continuation	-	-	-	-	-	17,350	-
Life Insurance Premium	-	-	-	-	-	31,250	-
Tax Gross-Up on Perquisites	-	-	-	-	-	-	-
280 Tax Gross-Up Severance (1)	-	-	-	-	-	-	-
Total	$ -	$ -	$ -	$ -	$ -	$ 2,409,125 - $ 2,484,342	$ -

(1)           The five years of compensation data used for the 280 Tax Gross-Up Severance was for the calendar years of 2002 through 2006. Had the calendar years of 2001 through 2005 been used - the 280 Tax Gross-Up Severance amounts would have still been zero for Mr. Goehring.

Michael Duginski

The following table shows the potential payments upon termination or a change of control for Michael Duginski, our Executive Vice President of Corporate Development and California Production. Per Mr. Duginski's Severance Protection Agreement, if we terminate employment for good reason or Mr. Duginski terminates employment for good reason within two years after a change in control, as defined, he is entitled to severance in an amount equal to two and one-half times (1) his annual base salary, (2) the highest annual bonus in the last two years, and our then maximum annual matching contribution to our 401(k) Plan, plus certain other benefits for a period of two and one-half years. Mr. Duginski's unvested stock options and restricted stock units will also fully vest upon such an event.

Executive Benefit and Payments Upon Termination	Voluntary Termination	For Cause Termination	Early Retirement	Normal Retirement	Termination Without Cause or with Good Reason (Without Change-in-Control)	Termination Without Cause or with Good Reason (With Change-in-Control)	Death or Disability
Compensation:
Base Salary	$ -	$ -	$ -	$ -	$ -	$ 625,000	$ -
Short Term Incentive	-	-	-	-	-	530,000	-
Long Term Incentives	-	-	-	-	-	-	-
Long Term Incentive Plan:
Stock Options Unvested and Accelerated	-	-	-	-	-	659,338	-
Restricted Stock Unvested and Accelerated	-	-	-	-	-	542,675	-
Benefits and Perquisites:
Stock Option Life Extension	-	-	-	-	-	0 - 75,236	-
401(k) Plan Match Contribution	-	-	-	-	-	50,000	-
Car Allowances	-	-	-	-	-	22,500	-
Welfare Benefit Continuation	-	-	-	-	-	17,350	-
Life Insurance Premium	-	-	-	-	-	31,250	-
Tax Gross-Up on Perquisites	-	-	-	-	-	-	-
280 Tax Gross-Up Severance (1)	-	-	-	-	-	643,791 - 725,883	-
Total	$ -	$ -	$ -	$ -	$ -	$ 3,121,904 - $ 3,279,232	$ -

(1)           The five years of compensation data used for the 280 Tax Gross-Up Severance was for the calendar years of 2002 through 2006. Had the calendar years of 2001 through 2005 been used - the 280 Tax Gross-Up Severance amounts would have changed from the numbers shown in the table to a range of $657,021 to $739,113.

Daniel G. Anderson

The following table shows the potential payments upon termination or a change of control for Daniel G. Anderson, our Vice President of Production for the Rocky Mountain Region. Per Mr. Anderson's Severance Protection Agreement, if we terminate employment for good reason or Mr. Anderson terminates employment for good reason within two years after a change in control, as defined, he is entitled to severance in an amount equal to two times (1) his annual base salary, (2) the highest annual bonus in the last two years, and our then maximum annual matching contribution to our 401(k) Plan, plus certain other benefits for a period of two years. Mr. Anderson's unvested stock options and restricted stock units will also fully vest upon such an event.

Executive Benefit and Payments Upon Termination	Voluntary Termination	For Cause Termination	Early Retirement	Normal Retirement	Termination Without Cause or with Good Reason (Without Change-in-Control)	Termination Without Cause or with Good Reason (With Change-in-Control)	Death or Disability
Compensation:
Base Salary	$ -	$ -	$ -	$ -	$ -	$ 400,000	$ -
Short Term Incentive	-	-	-	-	-	159,000	-
Long Term Incentives	-	-	-	-	-	-	-
Long Term Incentive Plan:
Stock Options Unvested and Accelerated	-	-	-	-	-	278,265	-
Restricted Stock Unvested and Accelerated	-	-	-	-	-	271,338	-
Benefits and Perquisites:
Stock Option Life Extension	-	-	-	-	-	0 - 29,522	-
401(k) Plan Match Contribution	-	-	-	-	-	32,000	-
Car Allowances	-	-	-	-	-	18,000	-
Welfare Benefit Continuation	-	-	-	-	-	13,880	-
Life Insurance Premium	-	-	-	-	-	20,000	-
Tax Gross-Up on Perquisites	-	-	-	-	-	-	-
280 Tax Gross-Up Severance (1)	-	-	-	-	-	270,854 - 307,239	-
Total	$ -	$ -	$ -	$ -	$ -	$ 1,463,337 - $ 1,529,244	$ -

(1)           The five years of compensation data used for the 280 Tax Gross-Up Severance was for the calendar years of 2002 through 2006. Had the calendar years of 2001 through 2005 been used - the 280 Tax Gross-Up Severance amounts would have changed from the numbers shown in the table to a range of $302,274 to $338,659.

Bruce S. Kelso

The following table shows the potential payments upon termination or a change of control for Bruce S. Kelso, our Vice President of Exploration for the Rocky Mountain Region. Per Mr. Kelso's Severance Protection Agreement, if we terminate employment for good reason or Mr. Kelso terminates employment for good reason within two years after a change in control, as defined, he is entitled to severance in an amount equal to two times (1) his annual base salary, (2) the highest annual bonus in the last two years, and our then maximum annual matching contribution to our 401(k) Plan, plus certain other benefits for a period of two years. Mr. Kelso's unvested stock options and restricted stock units will also fully vest upon such an event.

Executive Benefit and Payments Upon Termination	Voluntary Termination	For Cause Termination	Early Retirement	Normal Retirement	Termination Without Cause or with Good Reason (Without Change-in-Control)	Termination Without Cause or with Good Reason (With Change-in-Control)	Death or Disability
Compensation:
Base Salary	$ -	$ -	$ -	$ -	$ -	$ 400,000	$ -
Short Term Incentive	-	-	-	-	-	148,400	-
Long Term Incentives	-	-	-	-	-	-	-
Long Term Incentive Plan:
Stock Options Unvested and Accelerated	-	-	-	-	-	278,265	-
Restricted Stock Unvested and Accelerated	-	-	-	-	-	333,358	-
Benefits and Perquisites:
Stock Option Life Extension	-	-	-	-	-	0 - 22,309	-
401(k) Plan Match Contribution	-	-	-	-	-	32,000	-
Car Allowances	-	-	-	-	-	18,000	-
Welfare Benefit Continuation	-	-	-	-	-	13,880	-
Life Insurance Premium	-	-	-	-	-	20,000	-
Tax Gross-Up on Perquisites	-	-	-	-	-	-	-
280 Tax Gross-Up Severance (1)	-	-	-	-	-	0 – 302,596	-
Total	$ -	$ -	$ -	$ -	$ -	$ 1,243,903 - $ 1,568,808	$ -

(1)           The five years of compensation data used for the 280 Tax Gross-Up Severance was for the calendar years of 2002 through 2006. Had the calendar years of 2001 through 2005 been used - the 280 Tax Gross-Up Severance amounts would have changed from the numbers shown in the table to a range of $297,393 to $329,373.

Director Compensation

The table below summarizes the compensation paid by us to non-employee Directors for the fiscal year ended December 31, 2006.

Name (1)	Fees Earned or Paid in Cash or Deferred ($) (2)	Stock Awards ($)	Option Awards ($) (3)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Martin H. Young, Jr.	$ 162,200	$ -	$ 111,100	$ -	$ 9,364	$ 282,664
Joseph H. Bryant	$ 52,800	$ -	$ 111,100	$ -	$ 436	$ 164,336
Ralph B. Busch, III	$ 54,000	$ -	$ 111,100	$ -	$ 3,903	$ 169,003
William E. Bush, Jr.	$ 55,800	$ -	$ 111,100	$ -	$ -	$ 166,900
Stephen L. Cropper	$ 60,200	$ -	$ 111,100	$ -	$ -	$ 171,300
J. Herbert Gaul, Jr.	$ 66,200	$ -	$ 111,100	$ -	$ 7,631	$ 184,931
Thomas J. Jamieson	$ 66,600	$ -	$ 111,100	$ -	$ 8,668	$ 186,368
J. Frank Keller	$ 46,700	$ -	$ 231,100	$ -	$ -	$ 277,800
Ronald J. Robinson	$ 20,900	$ -	$ 111,100	$ -	$ -	$ 132,000
William F. Berry (5)	$ 19,700	$ -	$ -	$ -	$ -	$ 19,700

(1)	Robert F. Heinemann, our CEO, is not included in this table as he is our employee and thus receives no compensation for serving as a Director.

(2)

Represents the fees earned by each of the Directors under our Board fee arrangements disclosed on page 10 of this Proxy Statement. Directors are able to defer their Director's fees in full or in part into the Non-Employees Director Deferred Compensation Plan as disclosed on page 10 of this Proxy Statement. Mr. Young, Mr. Bryant, Mr. Gaul and Mr. Jamieson are currently deferring 100% of their Director's fees into the plan and Mr. Busch and Mr. Robinson are deferring a portion of their compensation into the plan.

(3)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R). The options awarded to Directors vest immediately so the totals reflected do not include any option awards from prior years. Mr. Keller's award also includes 10,000 options awarded to him when he joined our Board in February 2006. The fair market value of the options granted on December 15, 2006 was $11.11 per share of the award. The fair market value of the option granted to Mr. Keller was $12.00 per share of the award.

(4)

Reflects the dollar value of dividend equivalents earned by the Directors in 2006 and deferred in the Non-Employee Director Deferred Compensation Plan. At December 31, 2006, each Director has the following aggregate number of deferred stock units accumulated in their deferral accounts for all of their years of service for which they deferred compensation into the Plan as a Director, including additional share units credited as a result of the reinvestment of dividend equivalents: Mr. Young, 33,286 units, Mr. Bryant, 2,073 units; Mr. Busch, 13,588 units; Mr. Gaul, 26,364 units; and Mr. Jamieson, 29,868 units. These share units are not included in the Security Ownership Table on page 32 because the share units are not issued nor do they have any voting power until such time as the Director retires or resigns from our Board. Mr. Heinemann has 3,024 deferred stock units under this Plan that relate back to the time he served as a Director prior to his employment with the Company.

(5)	Mr. Berry retired from our Board effective May 17, 2006.

SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of our Class A Common Stock as of March 23, 2007 for each Director and nominee for Director, each Executive Officer in the Summary Compensation Table herein, and by all Directors (including nominees) and our Executive Officers and other officers as a group.

Name (1)	Class A Common Stock (2)	Options Currently Exercisable or within 60 days	Total Stock and Stock Based Holdings (3)	Percent of Class (4)
Martin H. Young, Jr.	20,000	80,000	100,000
Robert F. Heinemann (5)	9,352	222,500	231,852
Joseph H. Bryant	-	20,000	20,000
Ralph B. Busch, III (6)	385,868	70,000	455,868	1.04%
William E. Bush, Jr. (7)	260,646	30,000	290,646
Stephen L. Cropper	5,000	50,000	55,000
J. Herbert Gaul, Jr.	4,000	80,000	84,000
Thomas J. Jamieson (8)	81,800	100,000	181,800
J. Frank Keller	-	20,000	20,000
Ronald J. Robinson	400	10,000	10,400
William F. Berry(9)	2,983,648	-	2,983,648	6.78%
Ralph J. Goehring	70,491	90,000	160,491
Michael Duginski	17,837	142,500	160,337
Daniel G. Anderson	1,239	27,000	28,239
Bruce S. Kelso	1,679	5,000	6,679
All Directors, Executive Officers and other Officers as a group(10) – (20 persons)	3,850,005	1,170,110	5,020,115	11.13%
All Directors, Executive Officers and other Officers as a group(10) – (19 persons) (9)	866,357	1,170,110	2,036,467	4.52%

(1)	All Directors and beneficial owners listed above can be contacted at Berry Petroleum Company, 5201 Truxtun Avenue, Suite 300, Bakersfield, CA 93309.

(2)

Includes shares held directly or in joint tenancy, shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares shown in the table above.

(3)

Does not include 108,203 units in a stock account owned by the Directors which represent the economic equivalent of shares of Class A Common Stock which have been earned by six of the Directors through the Non-Employee Directors Deferred Compensation Plan. These share equivalents are subject to Class A Common Stock market price fluctuations and are non-voting. The stock account unit shares can not be issued until the

Director resigns or retires from our Board so none of these shares are projected to be issued within 60 days. Stock account units owned as of March 19, 2007 were 33,286 by Mr. Young, 3,024 by Mr. Heinemann, 2,073 by Mr. Bryant, 13,588 by Mr. Busch, 26,364 by Mr. Gaul, and 29,868 by Mr. Jamieson. Mr. Heinemann’s participation relates to the time he was a Director prior to his employment by us.

(4)	No current director or executive officer, except Mr. Busch, owns more than 1% of the total outstanding shares of Class A Common Stock.

(5)	Includes 5,069 shares held directly and 4,283 shares which Mr. Heinemann holds in the 401(k) Plan.

(6)

Includes 152,578 shares held directly, 128,040 shares held in the B Group Trust at Union Bank of California which Mr. Busch votes, 97,750 shares held in a family trust for which Mr. Busch shares voting and investment power as co-trustee and 7,500 shares held in a family foundation for which Mr. Busch shares voting and investment power with his parents and siblings.

(7)	Includes 260,646 shares held directly and 450 shares held in Trust for Mr. Bush’s grandchildren.

(8)

Includes 18,000 shares held directly, 33,800 shares held indirectly by Mr. Jamieson through Jaco Oil Company, a corporation, 25,000 shares held indirectly by Mr. Jamieson through a partnership and 5,000 shares held indirectly in a trust, all entities for which he has investing and voting power for the shares.

(9)

Mr. Berry retired from our Board on May 17, 2006 and the numbers included above reflect his holdings as reflected in his Form 13G filing as noted below in the Principal Shareholders section for which he has sole voting and investment power. The final row of the table reflects the ownership of the Directors and officers, excluding Mr. Berry's shares.

(10)	Also includes an additional 9,859 shares held directly by our other officers not included above and 3,186 shares held indirectly by our other officers in our 401(k) Plan.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of December 31, 2006, information regarding our voting securities owned beneficially, within the meaning of the rules of the Securities and Exchange Commission, by persons, other than Directors or officers, known by us to own beneficially more than 5% of the indicated class:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class A Common Stock	UnionBanCal Corporation	2,475,328 (1)	5.9%
	445 South Figueroa St., Third Floor
	Los Angeles, CA 90017

Class A Common Stock	William F. Berry	2,983,648 (2)	7.1%
	c/o Berry Petroleum Company
	5201 Truxtun Avenue, Suite 300
	Bakersfield, CA 93309

Class A Common Stock	Winberta Holdings, Ltd.	1,954,116 (3)	4.6%
	c/o Berry Petroleum Company
	5201 Truxtun Avenue, Suite 300
	Bakersfield, CA 93309

Class B Stock	Winberta Holdings, Ltd.	1,797,784 (3)	100%
	c/o Berry Petroleum Company
	5201 Truxtun Avenue, Suite 300
	Bakersfield, CA 93309

(1)

As reflected in Schedule 13G/A, dated January 12, 2007, and filed with the Securities and Exchange Commission by UnionBanCal Corporation (Union Bank). According to the Schedule 13G/A, Union Bank is the trustee of certain trusts to which the trustors retain voting and investment power and Union Bank has shared dispositive power on 2,452,078 shares. In addition, Union Bank has sole power to vote and control the investment power on another 23,250 shares.

(2)

As reflected in Schedule 13G/A, dated February 2, 2007, and filed with the Securities and Exchange Commission by William F. Berry. Mr. Berry served as a Director from 1985 to 2006 and retired from our Board on May 17, 2006. According to the Schedule 13G/A, Mr. Berry has sole voting and dispositive power on all of the shares indicated.

(3)

As reflected in Schedule 13G/A, dated February 2, 2007, and filed with the Securities and Exchange Commission by Winberta Holdings Ltd. (Winberta). According to the Schedule 13G/A, Winberta has sole voting and dispositive power on all of the shares indicated. The Class B Stock shares are convertible into Class A Common Stock at the request of Winberta. The Class A Common Stock and Class B Stock are voted as a single class, as noted on Page 1 of this Proxy Statement. Winberta’s combined shares comprise 8.6% of the total Capital Stock outstanding for us.

To our knowledge, the above numbers remain accurate as of March 19, 2007.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 and related Securities and Exchange Commission rules require that Directors, Executive Officers and beneficial owners of 10% or more of any class of equity securities report to the Securities and Exchange Commission changes in their beneficial ownership of our Capital Stock and that any late filings be disclosed. Based solely on a review of the copies of such forms furnished to us, or written representations that no Form 5 was required, we believe in 2006 that there was compliance with all Section 16(a) filing requirements except for Mr. Hagg, a former director, who filed one late Form 4 to report the sale of shares, Mr. Ayers who filed one late Form 3 reporting his initial ownership position and one late Form 4 reporting his option grant upon his appointment as our executive officer. Both late filings for Mr. Ayers were due to delays in our receiving SEC filing codes. In addition, a late Form 4 was filed for Mr. Anderson and for Mr. Kelso for an option grant each of them received in March 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board is committed to maintaining the highest legal and ethical obligations and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Our Charter of the Corporate Governance and Nominating Committee requires that members of the Corporate Governance and Nominating Committee, all of whom are independent Directors, review, approve, and publicly disclose related party transactions for which such approval is required under applicable law, including SEC and NYSE rules. The Corporate Governance and Nominating Committee, to the extent feasible, reviews related party transactions in advance to approve such transactions. However, our Board has determined that the Chairman of the Committee can pre-approve or ratify, as the case may be, any related transaction in which the aggregate amount involved is expected to be less than $250,000 so long as each such transaction is presented to the Corporate Governance and Nominating Committee at its next regularly scheduled meeting. Additionally, the Corporate Governance and Nominating Committee annually reviews and assesses each approved related party transaction to see that each transaction is in compliance with the Corporate Governance and Nominating Committee’s guidelines and that the related party transaction remains appropriate.

We have determined that the Corporate Governance and Nominating Committee shall, subject to certain defined exceptions, review and approve any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year,
•	we are a participant, and
•	any “Related Person” has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

We define a “Related Person” to be:

•	any of our senior officers (which shall include at a minimum each Executive Vice President and Section 16 Officer) or Directors;
•	a shareholder owning (either directly or beneficially) in excess of 5 percent of our outstanding stock,
•	a person who is an immediate family member of any of the foregoing; or
•

an entity which is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of such entity. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Corporate Governance and Nominating Committee has reviewed the general types of related party transactions described below and determined that each of the following general related party transactions is deemed to be pre-approved by the Corporate Governance and Nominating Committee and does not rise to the level of deeming the relevant Related Person to become non-independent, even if the aggregate amount involved will exceed $100,000:

•

any employment by us of an Executive Officer if: (a) the related compensation is required to be reported in our Proxy Statement under Item 402 of the Securities and Exchange Commission’s (“SEC’s”) compensation disclosure requirements (generally applicable to “Named Executive Officers”); or (b) the Executive Officer is not an immediate family member of another of our Executive Officers or Directors, the related compensation would be reported in our Proxy Statement under Item 402 of the SEC’s compensation disclosure requirements if the Executive Officer was a “Named Executive Officer”, and our Compensation Committee approved (or recommended that our Board approve) such compensation;

•	any compensation paid to a Director if the compensation is required to be reported in the our Proxy Statement under Item 402 of the SEC’s compensation disclosure requirements;

•

any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s outstanding stock, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2 percent of that company’s total annual revenues;

•

any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2 percent of the charitable organization’s total annual receipts;

•

any transaction where the Related Person’s interest arises solely from the ownership of our Common Stock and all holders of our Common Stock received the same benefit on a pro rata basis (e.g. dividends);

•	any transaction involving a Related Person where the rates or charges involved are determined by competitive bids;

•

any transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

•	the purchase by us of up to $1,000,000 annually of oilfield parts and supplies from S&D Supply Company, a division of Eagle Creek Mining & Drilling, Inc; or

•	the purchase or sale through a third party for investment purposes by a Related Person of any of our Senior Subordinated Notes as issued from time to time.

When considering the Eagle Creek Mining & Drilling, Inc. transactions and the purchase of our Senior Subordinated Notes as well as the Victory Settlement Trust, the Corporate Governance and Nominating Committee acknowledged that while each of these is considered a “related party transaction” pursuant to our Corporate Governance Guidelines, that they do not arise to the level of deeming the relevant related party to become non-independent, and that the Corporate Governance and Nominating Committee and our Board have therefore determined the transactions set forth below do not require further analysis by the Corporate Governance and Nominating Committee or our Board unless such transactions materially change in the future.

Eagle Creek Mining & Drilling, Inc.

Eagle Creek Mining & Drilling, Inc. (Eagle Creek), a California corporation, was a wholly-owned subsidiary of our predecessor, Berry Holding Company, until it was spun off to the majority shareholders of the predecessor in 1984. On November 30, 1989, Eagle Creek purchased the assets of S&D Supply Company (S&D), a California partnership. S&D, a retail distributor of oilfield parts and supplies, is now a division of Eagle Creek. The five-year contract whereby we purchased oilfield parts and supplies from S&D at competitive prices expired November 30, 1999 and was not renewed. Even though the contract expired, based on competitive pricing, we continue to purchase oilfield parts and supplies from S&D. The amounts paid to S&D in 2006, 2005 and 2004 were $776,365, $890,919 and $635,552, respectively. Our total purchases of oilfield pipe, parts and supplies in 2006 from competing vendors selling similar items were in excess of $20 million. We believe we pay competitive prices for our purchases from S&D. Mr. Bush is a director of Eagle Creek and collectively Mr. Bush and his immediate family, Mr. Busch and his immediate family and Mr. Berry and his immediate family own more than 10% but less than 30% of the stock of Eagle Creek.

Senior Subordinated Notes

We have been informed that on November 20, 2006, Falcon Seaboard Investment Company (Falcon Investment), an affiliate of Falcon Seaboard Diversified, Inc., purchased $3,000,000 of our 8.25% Senior Subordinated Notes from an independent broker. As a result of its purchase of the notes, Falcon Investment is treated like any other holder of the notes and receives interest payments and a return of principal in accordance with terms of the notes as set forth in our registration statement filed October 19, 2006. Mr. Young is the Senior Vice President and Chief Financial Officer of Falcon Seaboard Diversified, Inc. While the purchase or sale of our equity securities would not be deemed a related transaction under SEC regulations, the purchase or sale of our debt securities is not afforded the same treatment even though the purchaser of such debt security receives the same benefits on a pro rata basis as all other holders of the debt securities and the holder did not purchase the debt securities directly from us. In addition, we are informed that on February 23, 2007, the Busch Charitable Trust of which Mr. Busch is a Trustee, purchased from an independent third party, $100,000 of our 8.25% Senior Subordinated Notes. We encourage our insiders to hold our securities and consider such ownership to be in our shareholder’s interest.

Victory Settlement Trust

In connection with our reorganization in 1985, a shareholder of Berry Holding Company (BHC), Victory Oil Company (Victory), a California partnership, brought suit against Berry Holding Company (one of our predecessor companies prior to the reorganization in 1985) and all of its Directors and Officers and certain significant shareholders seeking to enjoin the reorganization. As a result of the reorganization, Victory's shares of BHC stock were converted into shares of our Class A Common Stock representing approximately 9.7% of the shares of our Class A Common Stock outstanding immediately subsequent to the reorganization. In 1986, we, along with Victory, together with certain of its affiliates, entered into the Instrument for Settlement of Claims and Mutual Release (the Settlement Agreement).

The Settlement Agreement provided for the exchange (and retirement) of all shares of our Class A Common Stock held by Victory and certain of its affiliates for certain assets (the Settlement Assets) conveyed by us to Victory. The Settlement Assets consisted of (i) a 5% overriding royalty interest in the production removed or sold from certain real property situated in the Midway-Sunset field which is referred to as the Maxwell property (Maxwell Royalty) and (ii) a parcel of real property in Napa, California.

The shares of BHC originally acquired by Victory and the shares of our Class A Common Stock issued to Victory in exchange for the BHC Stock in the reorganization (the Victory Shares) were acquired subject to a legend provision designed to carry out certain provisions of the Will of Clarence J. Berry, the founder of our predecessor companies. The legend enforces an Equitable Charge (the Equitable Charge) which requires that 37.5% of the dividends declared and paid on such shares from time to time be distributed to a group of lifetime income beneficiaries (the B Group).

As a result of the Settlement Agreement, the B Group was deprived of the distributions related to the stock that they would have received on the Victory Shares under the Equitable Charge. In order to protect the interests of the B Group, we executed a Declaration of Trust (the Victory Settlement Trust). In recognition of our, and Victory’s, obligations with respect to the Equitable Charge, Victory agreed in the Settlement Agreement to pay to us in our capacity as trustee under the Victory Settlement Trust, 20% of the 5% Maxwell Royalty (Maxwell B Group Payments). The Maxwell B Group Payments will continue until the death of the last surviving member of the B Group, at which time the payments will cease and the Victory Settlement Trust will terminate. There is one surviving member of the B Group.

Under the Settlement Agreement, we agreed to guarantee that the B Group will receive the same distributions under the Equitable Charge that they would have received had the Victory shares remained as issued and outstanding shares. Accordingly, when we declare and pay dividends on our capital stock, we are obligated to calculate separately the applicable distribution (the Trust Payment). We will make payments from the Victory Settlement Trust to the surviving member of the B Group, which payments may constitute all or a part of the Trust Payment in March and September of each year. Such payments will be made to the surviving member of the B Group for the remainder of his life. Typically, the Maxwell B Group Payments have contributed to a portion or all of the Trust Payment. Pursuant to the Settlement Agreement, we paid $158,933 to the Victory Settlement Trust in 2006.

Report of the Audit Committee of our Board of Directors

The Audit Committee of our Board consists of Messrs. Cropper, Gaul, Jamieson, and Young. Our Board has determined that each of Messrs. Cropper, Gaul, Jamieson and Young is an audit committee financial expert as defined in Item 401(h) of Regulation S-K and that each member of the Audit Committee is an independent director as defined in the Securities Exchange Act of 1934. Mr. Gaul serves as the Chairman of the Committee. In 2006, the Audit Committee met eleven times. The Audit Committee reviews, acts on, and reports to our Board with respect to our auditing performance and practices, risk management, financial and credit risks, accounting policies, internal control, internal audit practices, tax matters, financial reporting and financial disclosure practices. The Committee is responsible for: 1) reviewing and selecting our independent registered public accounting firm, 2) reviewing the scope of the annual audit, 3) pre-approving the nature of non-audit services, 4) approving the fees to be paid to the independent registered public accounting firm, 5) reviewing the performance of our independent registered public accounting firm, 6) approving the outside accounting firms hired for special projects and internal audits and reviewing their reports, 7) reviewing our accounting practices and 8) any other tasks as described in the Audit Committee’s Charter, which is available at http://www.bry.com or by writing to us, attention Investor Relations.

We have reviewed and discussed with management our audited financial statements as of, and for the year ended December 31, 2006.

We have discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from PwC required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with PwC the auditors’ independence. The Audit Committee has reviewed the services provided by PwC and has specifically pre-approved all services performed by the auditor and determined that all fees billed by PwC for non-audit services are compatible with maintaining the auditor’s independence. PwC representatives do meet with and directly report to the Audit Committee.

Based on the reviews and discussions referred to above, we recommended to our Board that the financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee of our Board of Directors

March 20, 2007	J. Herbert Gaul, Jr. (Chairman)	Stephen L. Cropper
	Thomas J. Jamieson	Martin H. Young, Jr.

Fees to Independent Registered Public Accounting Firm for 2006 and 2005

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for 2006 and 2005, and also includes fees billed for audit-related services, tax services and all other services rendered by PwC for 2006 and 2005 (in thousands):

	2006	2005
Audit Fees	$983	$909
Audit Related Fees	118	102
Tax Fees	124	100
All Other Fees	-	-

Audit Fees - This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-K annual report, Form 10-Q quarterly reports, and services that are normally provided by PwC in connection with statutory and regulatory filings and submittals or engagements for those years. This also includes attestation services required by statute or regulation including, without limitation, the report on our internal controls as specified in Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees - This category consists of assurance and related services provided by PwC that are reasonably related to the performance of the audit or review of our financial statements that are not included above under Audit.

Tax Fees - This category consists of professional services rendered by PwC, primarily in connection with our tax compliance, including tax return assistance and technical advice related to the preparation of tax returns, various tax issues and tax planning.

All Other Fees - This category consists of the aggregate fees billed for products and services provided by PwC, other than the services reported above. PwC did not provide any financial information systems design or implementation services during 2006 or 2005.

The 2006 audit and non-audit services provided by PwC were approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the accounting firm's independence.

The Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by PwC and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the accounting firm. The services and fees must be deemed compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations. Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

Any proposal of a shareholder intended to be presented at the next Annual Meeting of Shareholders expected to be held on May 14, 2008, must be received at the office of our Secretary on or before December 5, 2007, if such proposal is to be considered for inclusion in our proxy statement and form of proxy relating to that meeting.

ANNUAL REPORT

Our 2006 Annual Report to Shareholders has been mailed to shareholders previously or is being mailed concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of this proxy solicitation material.

On February 28, 2007, we filed our Annual Report on Form 10-K with the Securities and Exchange Commission. This Report contains detailed information concerning us and our operations and supplementary financial information which, except for exhibits, are included in the Annual Report to Shareholders. A COPY OF THE EXHIBITS WILL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, BERRY PETROLEUM COMPANY, 5201 TRUXTUN AVENUE, SUITE 300, BAKERSFIELD, CA 93309.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by us. In addition to use of the mails, certain officers, Directors and our regular employees, without receiving additional compensation, may solicit proxies personally by telephone, e-mail or facsimile. We may reimburse persons holding shares in their own names or in the names of their nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.

OTHER MATTERS

Management knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named on the Form of Proxy will vote on said matters in accordance with the recommendations of our Board.

The above Notice, Proxy Statement and Form of Proxy are sent by Order of our Board.

KENNETH A. OLSON

Corporate Secretary

April 4, 2007

BERRY PETROLEUM COMPANY
Proxy for the Annual Meeting of Shareholders

The undersigned shareholder of Berry Petroleum Company, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Robert F. Heinemann and Kenneth A. Olson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock or Class B Stock of Berry Petroleum Company held of record by the undersigned on March 19, 2007 at the Annual Meeting of Shareholders to be held on Wednesday, May 16, 2007 or any adjournment thereof.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

PRINT AUTHORIZATION		(THIS BOXED AREA DOES NOT PRINT)
To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013
SIGNATURE:	DATE:	TIME:
☐ Mark this box if you would like the Proxy Card EDGARized: ☐ ASCII ☐ EDGAR II (HTML)
Registered Quantity (common) 840		Broker Quantity 0

The Board of Directors Recommends a Vote FOR the Proposals.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR all nominees listed (except as marked to the contrary below)	WITHHOLD AUTHORITY TO VOTE FOR all nominees listed below
1. ELECTION OF DIRECTORS		☐	☐
01 J. Bryant	06 R. Heinemann
02 R. Busch III	07 T. Jamieson
03 W. Bush	08 J. Keller
04 S. Cropper	09 R. Robinson
05 J. Gaul	10 M. Young

(Instruction: To withhold authority to vote for any nominee, strike a line through that nominee’s name in the list above).

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm (Independent Auditors).	☐	☐	☐

3.	The Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date	, 2007

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in limited liability company name by authorized person.

  FOLD AND DETACH HERE  

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/bry Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.